       As filed with the Securities and Exchange Commission on January 11, 2000
                                                      Registration No. 333-_____


--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  -------------
                                JAGNOTES.COM INC.
             (Exact name of Registrant as specified in its charter)

          Nevada                                       88-0380456
    (State or other jurisdiction of                  (IRS Employer
    incorporation or organization)                   Identification No.)


                                  -------------

                                1415 Wyckoff Road
                                    2nd Floor
                          Farmingdale, New Jersey 07727
          (Address, including zip code, of Principal Executive Offices)
                                 --------------



                                JAGNOTES.COM INC.
                          1999 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)


                                  -------------

                               Thomas J. Mazzarisi
                  Executive Vice President and General Counsel
                                1415 Wyckoff Road
                                    2nd Floor
                          Farmingdale, New Jersey 07727
                                 (732) 919-0078
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                  -------------

                                    Copy to:

                         W. Preston Tollinger, Jr., Esq.
                           Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                            New York, New York 10178
                                 (212) 309-6000
                               Fax: (212) 309-6273
                                  -------------



                        CALCULATION OF REGISTRATION FEE

                                                                                                 Proposed
                                                                               Proposed           maximum
                                                                                maximum          aggregate
             Title of securities to                    Amount to be            offering          offering           Amount of
                 be registered                          registered          price per share        price      registration fee (4)
------------------------------------------------------------------------------------------------------------------------------------


Common Stock, $.00001 par value                     2,099,444 shares (1)     $5.21875(3)       $10,956,473.38    $2,892.51
                                                      255,000                $2.00(2)          $510,000          $134.64
                                                      -------                -----             --------          -------
Total                                               2,354,444                                  $11,466,473.38    $3,027.15


====================================================================================================================================


(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the 1999 Long-Term Incentive Plan.
(2) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which outstanding options under the 1999 Long-Term Incentive Plan, and options under certain agreements with consultants may be exercised.
(3) Calculated pursuant to Rules 457(c) and (h), based upon the average of the ask and bid prices for the common stock as reported on the Nasdaq OTC Bulletin Board for January 6, 2000.
(4) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed maximum aggregate offering price per share multiplied by .000264.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*
         ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the Explanatory Note to Part I of this Registration Statement on Form S-8.

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by us with the Securities and Exchange Commission ("SEC") are incorporated by reference into this Registration
Statement:

         (a) Our Registration Statement on Form SB-2 (Registration No. 333-84189) filed with the SEC on July 30, 1999, and Amendment No. 1 to such Registration Statement, filed September 30, 1999, Amendment No. 2 to such Registration Statement, filed October 26, 1999, and Amendment No. 3 to such Registration Statement filed January 4, 2000.

         All reports and other documents subsequently filed by us pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         -------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Company's By-Laws and Articles of Incorporation and certain provisions of the Nevada Revised Statutes provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with actions, suits or proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------


                                     -II-1-

         Exhibit  Description
         -------  -----------

         4.1 Articles of Incorporation, incorporated by reference to Amendment No. 1 to the Registration Statement of JagNotes.com Inc. on Form SB-2, Registration No. 333-84189.

         4.2 By-Laws, incorporated by reference to Amendment No. 1 to the Registration Statement of JagNotes.com Inc. on Form SB-2, Registration No. 333-84189.

         4.3 JagNotes.com Inc. 1999 Long-Term Incentive Plan, incorporated by reference to Amendment No. 2 to the Registration Statement of JagNotes.com Inc. on Form SB-2, Registration No. 333-84189.

         5.1      Opinion of Morgan, Lewis & Bockius LLP.

         23.1     Consent of Stephen Russo, CPA.

         23.2     Consent of J.H. Cohn LLP.

         23.3     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                  5.1).

         24 Powers of Attorney (included on page II-4 of this Registration Statement).

Item 9.  Undertakings.
         ------------

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


                                     -II-2-

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     -II-3-

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmingdale, State of New Jersey, on January 11, 2000.


                                   JAGNOTES.COM INC.

                                   By /s/ Gary Valinoti
                                   Gary Valinoti, President

         Each person whose signature appears below constitutes and appoints Gary Valinoti, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the dates indicated.


/s/ Gary Valinoti                 President, Chief              January 11, 2000
Gary Valinoti                     Executive Officer and
                                  Director (Principal
                                  Executive Officer)

/s/ Stephen R. Russo              Chief Financial Officer       January 11, 2000
Stephen R. Russo                  (Principal Financial
                                  Officer)

/s/ Thomas J. Mazzarisi           Executive Vice                January 11, 2000
Thomas J. Mazzarisi               President, General
                                  Counsel and Director

/s/ Stephen J. Schoepher          Executive Vice                January 11, 2000
Stephen J. Schoepher              President, Chief
                                  Operating Officer and
                                  Director




                                     -II-4-

Exhibit  Description
-------  -----------

4.1 Articles of Incorporation, incorporated by reference to Amendment No. 1 to the Registration Statement of JagNotes.com Inc. on Form SB-2, Registration No. 333-84189.

4.2 By-Laws, incorporated by reference to Amendment No. 1 to the Registration Statement of JagNotes.com Inc. on Form SB-2, Registration No. 333-84189.

4.3 JagNotes.com Inc. 1999 Long-Term Incentive Plan, incorporated by reference to Amendment No. 2 to the Registration Statement of JagNotes.com Inc. on Form SB-2, Registration No. 333-84189.

5.1      Opinion of Morgan, Lewis & Bockius LLP.

23.1     Consent of Stephen Russo, CPA.

23.2     Consent of J.H. Cohn LLP.

23.3     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24       Powers of Attorney (included on page II-4 of this Registration
         Statement).


                                     -II-5-